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                               MID-STATE TRUST VI


                                 TRUST AGREEMENT


                                     Between


                             MID-STATE HOMES, INC.,
                                  as Depositor


                                       and


                            WILMINGTON TRUST COMPANY,
                                as Owner Trustee


                           Dated as of March 1, 1997


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                  DEFINITIONS..............................  1
      1.01.  Definitions...................................................  1


                                   ARTICLE II

                                  ORGANIZATION

      2.01.  Name..........................................................  4
      2.02.  Office........................................................  4
      2.03.  Purpose and Powers............................................  4
      2.04.  Appointment of the Owner Trustee..............................  5
      2.05.  Declaration of Trust..........................................  6
      2.06.  Situs of Trust................................................  6
      2.07.  Title to Trust Property.......................................  6


                                   ARTICLE III

                             ISSUANCE, OWNERSHIP AND
                            TRANSFER OF CERTIFICATES

      3.01.  Ownership Prior to Closing Date...............................  6
      3.02.  Accession.....................................................  7
      3.03.  Ownership; Limited Transfer of Ownership Rights...............  8
      3.04.  Legend on Certificates........................................  8
      3.05.  Lost, Stolen, Mutilated or Destroyed
              Certificates.................................................  9
      3.06.  No Petition...................................................  9


                                   ARTICLE IV

                           PAYMENTS AND DISTRIBUTIONS

      4.01.  Payments......................................................  9
      4.02.  Method of Payment............................................. 10
      4.03.  Reports....................................................... 10


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                                    ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

      5.01.  Issuance of the Notes......................................... 11
      5.02.  In General.................................................... 11
      5.03.  No Duties Except as Specified in Agreement or
              Instructions................................................. 11
      5.04.  No Action Except under Specified Documents or
              Instructions................................................. 12
      5.05.  Further Assurances............................................ 12
      5.06.  Restrictions.................................................. 12
      5.07.  Majority Control.............................................. 12


                                   ARTICLE VI

                                THE OWNER TRUSTEE

      6.01.  Acceptance of Trusts and Duties............................... 13
      6.02.  Representations and Warranties................................ 14
      6.03.  No Segregation of Moneys; No Interest......................... 17
      6.04.  Reliance; Employment of Agents and Advice of
              Counsel...................................................... 17
      6.05.  Not Acting in Individual Capacity............................. 18


                                   ARTICLE VII

                            INDEMNIFICATION BY OWNERS

      7.01.  Trust Expenses................................................ 18
      7.02.  Indemnification............................................... 18
      7.03.  Compensation.................................................. 18
      7.04.  Lien on Trust Property........................................ 19


                                  ARTICLE VIII

                         TERMINATION OF TRUST AGREEMENT

      8.01.  Termination of Trust Agreement................................ 19

                                   ARTICLE IX

                           SUCCESSOR OWNER TRUSTEE AND
                               ADDITIONAL TRUSTEES

      9.01.  Resignation of Owner Trustee; Appointment of
              Successor.................................................... 20


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      9.02.  Appointment of Additional Trustees............................ 21


                                    ARTICLE X

                                  MISCELLANEOUS

      10.01.  Supplements and Amendments................................... 23
      10.02.  No Legal Title to Trust Property in Owners................... 24
      10.03.  Pledge of Collateral by Owner Trustee Is
               Binding..................................................... 24
      10.04.  Limitations on Rights of Others.............................. 24
      10.05.  Notices...................................................... 24
      10.06.  Severability................................................. 24
      10.07.  Separate Counterparts........................................ 25
      10.08.  Successors and Assigns....................................... 25
      10.09.  Headings..................................................... 25
      10.10.  Governing Law................................................ 25
      10.11.  Entire Agreement............................................. 25
      10.12.  Memorandum of Trust.......................................... 25

EXHIBITS

      A - Accession Agreement .............................................A-1
      B - Certificate of Beneficial Interest ..............................B-1


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            TRUST AGREEMENT dated as of March 1, 1997 (herein, as amended or supplemented from time to time as permitted hereby, called this "Trust Agreement") between Mid-State Homes, Inc., a Florida corporation, as Depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (the "Owner Trustee").

            WHEREAS, the parties hereto desire to establish this Trust (as defined herein) for the purposes set forth in Section 2.03 hereof and in furtherance of such purposes the Depositor desires to sell to the Trust all of its right, title and interest in and to the Trust Property (as defined herein) pursuant to a purchase and sale agreement.

            NOW, THEREFORE:

                                    ARTICLE I

                                   DEFINITIONS

            1.01. Definitions. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Accession" means the completion of the process by which a proposed transferee becomes an Owner as provided in Section 3.02 hereof.

            "Accession Agreement" means the instrument in which a proposed transferee makes certain representations and agrees to be bound by the terms of this Agreement, substantially in the form annexed hereto as Exhibit A.

            "Agreement" means this Trust Agreement, as supplemented or amended pursuant to Section 10.01 hereof.

            "Bank" means Wilmington Trust Company, in its individual capacity and not as Owner Trustee.

            "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq.

            "Certificate" means a certificate duly executed by the Owner Trustee representing an undivided beneficial ownership interest in the Trust substantially in the form annexed hereto as Exhibit B.

            "Certificate of Trust" means the Certificate of Business Trust to be filed by the Owner Trustee for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

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            "Closing Date" has the meaning assigned to it in the Indenture.

            "Collateral" means that portion of the Trust Property that may from time to time be pledged by the Trust under the Indenture.

            "Delaware Secretary of State" means the Secretary of State of the State of Delaware.

            "Depositor" means Mid-State Homes, Inc., in its capacity as grantor of the Trust. The Depositor may also be referred to as the "Grantor".

            "Eligible Investments" has the meaning specified in the Indenture.

            "Holding Account Agreement" means the agreement, dated as of May 1, 1997, among the Trust, First Union National Bank of Florida, as custodian for the benefit of itself as Trustee (in such capacity, the "Custodian") and Mid-State Homes, Inc., as servicer under the Servicing Agreement.

            "Indebtedness" means (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) current liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974; (iv) obligations issued for the account of any Person; (v) all obligations arising under acceptance facilities; (vi) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or otherwise to assure a creditor against loss; (vii) obligations secured by any lien, whether or not the obligations have been assumed and (viii) obligations under any interest rate or currency exchange agreement.

            "Indenture" means the Indenture dated as of May 1, 1997 between the Trust and the Note Trustee, providing for the issuance of the Notes.

            "Note Agreements" means the Indenture, the Notes, the Servicing Agreement, the Purchase and Sale Agreement, the Holding Account Agreement, the Underwriting Agreement and all other documents, agreements and instruments related thereto.

            "Noteholders" has the meaning assigned to it in the Indenture.


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            "Notes" means the [ ]% Asset Backed Notes, Class A-1; [ ]% Asset
Backed Notes, Class A-2; [ ]% Asset Backed Notes, Class A-3; and [ ]% Asset Backed Notes, Class A-4 issued by the Trust under the Indenture.

            "Note Trustee" means First Union National Bank of Florida, as trustee under the Indenture.

            "Owner" means the holder of a Certificate duly registered and entered on the books and records of the Owner Trustee.

            "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as trustee under this Agreement, and any successor trustee hereunder.

            "Ownership Percentage", with respect to any Owner, means the proportion (expressed as a percentage) of the entire beneficial ownership interest in the Trust that is held by such Owner.

            "Payment Date" has the meaning specified in the Indenture.

            "Periodic Filings" means any filings or submissions that the Trust is required to make with respect to the Notes.

            "Purchase and Sale Agreement" means the agreement dated as of May 1, 1997 between the Depositor and the Trust which provides for, among other things, the purchase by the Trust of all of the interest, right and title of the Depositor in the Accounts.

            "Qualified Owner" is an Owner that is none of the proposed Transferor, the Transferee, an affiliate of either the Transferor or Transferee, or an Owner which proposes to transfer any part of its Ownership Percentage in a related transaction.

            "Record Date" with respect to any distribution pursuant to Article IV hereof means the Payment Date prior to the date of such distribution.

            "Servicing Agreement" means the agreement to be entered into by the Owner Trustee on behalf of the Trust and Mid-State Homes, Inc. in its capacity as Servicer.

            "Transferor" and "Transferee" shall have the meanings set forth in
Section 3.02 of this Agreement.

            "Trust" means Mid-State Trust VI, the Delaware business trust established and governed by this Agreement.

            "Trust Estate" has the meaning specified in the Indenture.


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            "Trust Property" means all right, title and interest of the Trust in and to any and all property sold by the Depositor to the Trust or otherwise acquired by the Trust including, without limitation, (i) the Trust Estate, subject to the lien of the Indenture, including any Accounts, all distributions, payments, proceeds, insurance proceeds, or requisition and indemnity payments with respect thereto, the Software Rights and (ii) all other property not subject to, or released from, the lien of the Indenture. The Trust Property shall not include any compensation or indemnity paid to the Bank pursuant to
Article VIII hereof.

            "Underwriting Agreement" means the underwriting agreement dated
May 1, 1997 relating to the public offering of the Notes, between the Depositor and Lehman Brothers, Inc., as representative of the Underwriters named therein.

            Capitalized terms used herein and not otherwise defined have the meanings assigned thereto in the Indenture.


                                   ARTICLE II

                                  ORGANIZATION

            2.01. Name. The name of the Trust shall be Mid-State Trust VI.

            2.02. Office. The office of the Trust shall be in care of the Owner Trustee, at the address set forth in Section 10.05 hereof or at such other address as the Owner Trustee may designate by notice to the Owners. The office shall be separate from any office maintained by any Owner.

            2.03. Purpose and Powers. The purposes for which the Trust is created and established are (i) to acquire, hold and manage the Trust Property, including instituting foreclosure actions, acquiring title to real estate securing Accounts and reselling such property, and in connection with the management of the Trust Estate, to delegate to the Servicer the authority to act on behalf of the Issuer as contemplated by the Servicing Agreement, (ii) to issue and sell the Notes, (iii) to administer the Trust (including without limitation administering and distributing the Trust Property and consenting to the transfer of the Certificates) and (iv) to enter into and perform under the Note Agreements and transactions contemplated thereby, all for the benefit of the Owners. The Trust shall not have power to perform any act or engage in any business whatsoever except for the foregoing and any activity that is both necessary to the foregoing and within the contemplation of the Indenture and the Note Agreements. The operations of the Trust will be conducted in accordance with the following standards:


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            (a) The Trust will act solely in its own name through the Owner
Trustee or any co-trustee or through other agents selected in accordance with this Agreement;

            (b) The Trust shall not incur any Indebtedness other than the Notes and Indebtedness arising under the Note Agreement;

            (c) The Trust's funds and assets shall at all times be maintained separately from those of the Depositor, the Owners or any of their affiliates;

            (d) The Trust shall maintain complete and correct books and records of account and shall prepare financial statements separately stating the Trust's income, assets and liabilities which in each case shall be separate from those of the Owner Trustee, the Depositor, the Owners or any of their affiliates;

            (e) The Trust shall conduct its business through the office of the Owner Trustee and will use stationery and other business forms (which may be stationery and forms of the Owner Trustee) under its own name and not that of the Depositor, any Owner or any of their affiliates;

            (f) Except as contemplated by Section 2.01 of the Servicing Agreement, new Accounts originated in connection with the resale of repossessed property shall be originated in the Trust's name;

            (g) The Trust's operating expenses shall be paid out of its own funds;

            (h) The Trust shall file all reports required to be filed by it under the Securities Exchange Act of 1934, as amended;

            (i) The Trust shall not hold itself out as liable for the debts of the Depositor or any Owner or their respective affiliates; and

            (j) The Trust shall not engage in any transaction with the Depositor or any Owner or any of their respective affiliates unless such transaction is on terms not more nor less favorable than the terms and conditions available at the time to the Trust for comparable transactions with other persons.

            2.04. Appointment of the Owner Trustee. The Depositor hereby appoints the Bank as Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and, upon the filing of the Certificate of Trust, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee accepts the appointment as Owner Trustee of the Trust and acknowledges receipt in trust


                                      5
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from the Depositor, as of the date hereof, of the sum of $100.00 constituting the initial Trust Property. The Depositor acknowledges receipt from the Owner Trustee of a Certificate representing an Ownership Percentage of 100% in exchange for the Trust Property.

            2.05. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Property upon the trusts set forth herein and for the use and benefit of the Owners. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Delaware Secretary of State.

            2.06. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than the State of Delaware. Payments will be received by the Owner Trustee only in the State of Delaware, and payments will be made by the Owner Trustee only from the State of Delaware. The only office of the Trust will be at the principal office of the Owner Trustee within the State of Delaware.

            2.07. Title to Trust Property. Title to all of the Trust Property shall be vested in the Trust as a separate legal entity until this Agreement terminates pursuant to Article IX hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Property be vested in the trustee of the Trust, then title to that part of the Trust Property shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article IX of this Agreement.


                                   ARTICLE III

                             ISSUANCE, OWNERSHIP AND
                            TRANSFER OF CERTIFICATES

            3.01. Ownership Prior to Closing Date. The Depositor shall be the sole Owner of the Trust prior to the Closing Date. The Owner Trustee acknowledges that the Depositor is the Owner and holds on the date hereof a Certificate evidencing an Ownership Percentage of 100%. The Depositor shall pay organizational expenses of the Trust as they may arise prior to the Closing Date and shall direct the Owner Trustee in the acquisition of the Collateral.


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            3.02. Accession. (a) On or after the Closing Date, an Owner
(hereinafter in this Section 3.02, a "Transferor") may transfer all or any portion of its Ownership Percentage to such person or persons (hereinafter in this Section 3.02, a "Transferee"), and on such terms as the Transferor shall determine and subject to the following conditions:

                   (i) prior to the proposed transfer, the Transferor shall advise the Owner Trustee of the proposed transfer, and shall cause the Transferee to deliver to the Owner Trustee an executed Accession Agreement together with such Transferee's audited financial statements for the most recent fiscal year or, if such Transferee has been in existence for less than a full fiscal year, such Transferee's unaudited financial statements for a shorter period or, if such Transferee is a trust, a certification by such Transferee as to its net worth;

                  (ii) unless the Owner Trustee and the nontransferring Owners, if any, shall have otherwise consented (which consent may be given without the consent of the Noteholders or Note Trustee), the Transferee shall have a net worth as shown by the financial statements or certifications delivered to the Owner Trustee pursuant to Section 3.02(a)(i) hereof that is not less than net worth requirements, if any, imposed by state or federal regulations applicable to such Transferee, if any;

                  (iii) the Owner Trustee shall have received an opinion of counsel that such transfer is exempt from registration, or the related Certificate is registered under, the Securities Act of 1933, as amended, and any applicable state securities laws, which opinion of counsel shall not be an expense of the Owner Trustee, and the Transferor shall, and does hereby agree to, indemnify the Bank and the Owner Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws; and

                   (iv) if the Transferee is an employee benefit plan subject to ERISA or is using the funds of such a plan to acquire the Certificate, the Owner Trustee shall have received an opinion of counsel that as a result of such transfer (i) the Owner Trustee will not be deemed to be an ERISA fiduciary with respect to such plan and (ii) the Transferee's acquisition and holding of a Certificate will not involve a "prohibited transaction" for which an exemption is not available which opinion of counsel shall not be an expense of the Owner Trustee, and the Transferor shall, and does hereby agree to, indemnify the Bank and the Owner Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such laws.


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            (b) Upon satisfaction of the conditions listed in Section 3.02(a)
hereof and receipt by the Owner Trustee of the Transferor's Certificate, the Owner Trustee shall cancel the Transferor's Certificate, accept the Accession Agreement, deliver a copy thereof to the Transferee, record the name of such Transferee as an Owner on its books and records, record its Ownership Percentage and issue, execute and deliver to such new Owner a Certificate evidencing such Ownership Percentage.

            (c) The Owner Trustee may require, as a condition precedent to any transfer, the payment by the Transferor of a sum sufficient to pay, or to reimburse the Owner Trustee for the payment of, any tax or taxes or other governmental charge required to be paid in connection with such transfer, and such charge for any such transfer as the Owner Trustee may deem proper not exceeding $25.00 for each new Certificate issued upon such transfer.

            3.03. Ownership; Limited Transfer of Ownership Rights. (a) The Owner Trustee shall maintain a register showing the name and address of each Owner and its respective Ownership Percentages and shall treat such register as definitive and binding for all purposes hereunder, and only those persons so registered as Owners shall have the rights of Owners hereunder. In the event an Owner transfers only a portion of its Ownership Percentage, the Owner Trustee shall enter such Owner's new Ownership Percentage in such register and issue, execute and deliver to such Owner a new Certificate evidencing such Owner's new Ownership Percentage.

            (b) Each Owner may transfer all or any portion of its Ownership Percentage only in compliance with the provisions of Section 3.02 hereof and any attempted transfer not in compliance therewith shall be null and void.

            (c) Subsequent to a transfer, and upon the issuance of the new Certificate or Certificates, the Owner Trustee shall cancel and dispose of the Certificate surrendered to it in connection with the transfer in a manner deemed acceptable to the Owner Trustee.

            3.04. Legend on Certificates. Each Certificate shall bear a legend setting forth restrictions on transferability substantially as follows: "THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, IN A MANNER THAT WILL NOT PERMIT A DISTRIBUTION THEREOF WITHOUT FURTHER COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE TRANSFERRED (INCLUDING PLEDGED BY THE HOLDER HEREOF) EXCEPT IN COMPLIANCE WITH THE ACT. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE TRUST AGREEMENT UNDER WHICH THIS


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CERTIFICATE WAS ISSUED, INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN OPINION OF
COUNSEL SATISFACTORY TO THE OWNER TRUSTEE, TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT OR IS IN COMPLIANCE WITH THE REGISTRATION PROVISIONS UNDER THE ACT. IN ADDITION, THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THE OWNER TRUSTEE AND, IF APPLICABLE, OTHER HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST IN THE TRUST CONSENT TO SUCH TRANSFER AND UNLESS OTHERWISE TRANSFERRED IN THE MANNER PROVIDED IN ARTICLE III OF THE TRUST AGREEMENT AND IN ACCORDANCE WITH THE REQUIREMENTS THEREOF, INCLUDING WITHOUT LIMITATION THE REQUIREMENT THAT THE TRANSFEREE SIGN AND DELIVER TO THE OWNER TRUSTEE AN ACCESSION AGREEMENT IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS AND AGREES TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THE TRUST AGREEMENT, AND THAT THE TRANSFEREE DELIVER TO THE OWNER TRUSTEE CERTAIN FINANCIAL STATEMENTS OR CERTIFICATIONS."

            3.05. Lost, Stolen, Mutilated or Destroyed Certificates. Upon receipt of evidence satisfactory to the Owner Trustee that any Certificate has been lost, stolen, mutilated or destroyed, and upon proof of ownership and receipt of indemnity or a bond satisfactory to the Owner Trustee, and upon payment of all reasonable expenses incurred by the Owner Trustee for any investigation relating thereto and an amount not to exceed $25.00 for each new Certificate, the Owner Trustee shall execute and deliver a new Certificate, of like tenor and bearing an issue number, with such notations, if any, as the Trustee shall determine, upon surrender and cancellation of, and in exchange and substitution for, such mutilated Certificate or in lieu of and in substitution for the Certificate so lost, stolen or destroyed. Any duplicate Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership of the Trust to the extent of the Ownership Percentage represented by such Certificate, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            3.06. No Petition. By its acceptance of a Certificate each Owner agrees not to cause or consent to the filing of a petition in bankruptcy against the Trust for any reason until at least one year after payment in full of all the Notes.


                                   ARTICLE IV

                           PAYMENTS AND DISTRIBUTIONS

            4.01. Payments. Any amounts payable as expenses of the Trust shall be paid solely pursuant to Section 8.02 of the Indenture until such time as the Indenture has been satisfied and discharged pursuant to Section 4.01 of the Indenture. After such time, any amounts paid to the Owner Trustee by the Note Trustee,


                                      9
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the Servicer or otherwise in respect of the property of the Trust shall be applied in the following order:

            (a) to pay fees and reimburse expenses of the Note Trustee (to the extent the Owner Trustee has received an invoice for such expenses from the Note Trustee) and to pay other fees and expenses as then due under the Indenture, in each case to the extent, if any, not previously paid by the Note Trustee out of amounts not otherwise payable to the Owner Trustee;

            (b) to pay any amounts due to the Owner Trustee or the Bank, as the case may be, as then due under this Agreement; and

            (c) to pay any other current operating expenses of the Trust.

Any sums remaining after such application shall be distributed on the second business day after the day on which the Owner Trustee receives any such amounts (or on such other day as the Owners may specify in writing) to the Owners (or their designees specified in writing to the Owner Trustee on or before such Record Date) as of the relevant Record Date, in proportion to their Ownership Percentages free and clear of the lien of the Indenture. All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds of the Trust Property and only to the extent that the Owner Trustee has received such income or proceeds and in no event shall the Bank be liable to make any such payments.

            4.02. Method of Payment. All amounts payable to an Owner pursuant to this Agreement shall be paid by the Owner Trustee to the Owner, or a nominee therefor, by crediting the amount to be distributed to the Owner to an account maintained by such Owner with the Bank in immediately available funds or by transferring such amount in immediately available funds to a banking institution with bank wire transfer facilities for the account of the Owner, as instructed from time to time by the Owner.

            4.03. Reports. Each payment pursuant to Section 4.01 hereof shall be accompanied by a report setting forth, for each payment and cumulatively for the current reporting year, the amounts received by the Owner Trustee together with their application.


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                                    ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

            5.01. Issuance of the Notes. The Owner Trustee is hereby directed:

            (a) to execute and deliver the Note Agreements;

            (b) to acquire the Collateral and to pledge the Collateral as security for the Notes;

            (c) to issue the Notes pursuant to the Indenture and

            (d) to take whatever action shall be required to be taken by the Owner Trustee by, and subject to, the terms of this Agreement.

            5.02. In General. It shall be the duty of the Owner Trustee:

            (i) to discharge (or cause to be discharged) all responsibilities assigned to it pursuant to the terms of this Agreement;

            (ii) to execute any Periodic Filings; and

            (iii) to furnish to the Owners and any designees of the Owners specified in writing to the Owner Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Note Agreements.

            5.03. No Duties Except as Specified in Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, service, perfect or maintain any security interest in, make any payment or collection in respect of, register, record, sell, dispose of or otherwise deal with the Collateral or any other part of the Trust Property, prepare or file any report or other document or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Bank nevertheless agrees that it shall, at its own cost and expense, promptly take any action necessary to discharge any liens on any part of the Trust Property or the Collateral which result from actions by or claims against the Bank that are not related to the ownership of the Collateral or any other part of the Trust Property

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or the administration of the Trust Property or the transactions contemplated by the Note Agreements.

            5.04. No Action Except under Specified Documents or Instructions. The Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral or any other part of the Trust Property except (i) as required by the terms of the Note Agreements or (ii) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Agreement.

            5.05. Further Assurances. The Owner Trustee shall execute and deliver all such other instruments, documents or certificates as the Owners may deem necessary or advisable, in order to give effect to the transactions contemplated hereby including the provisions of the Note Agreements, the taking of any such action by the Owner Trustee in the presence of the Owners or their counsel to evidence, conclusively, the direction of the Owners.

            5.06. Restrictions. The Owner Trustee shall take no action (a) that is inconsistent with Section 2.03 hereof or any Note Agreement and the Bank shall be entitled to obtain an Opinion of Counsel at no expense to the Bank to the effect that any contemplated action is not inconsistent with Section 2.03 hereof, (b) if the Owner Trustee has been notified that such action would cause or threaten to cause any nationally recognized statistical rating agency or agencies which rated the Notes to downgrade its or their rating of the Notes or
(c) to cause or to affirmatively consent to the filing of a petition in bankruptcy against the Trust for any reason until at least 367 days after payment in full of all the Notes and any indebtedness that is secured by or based upon a Certificate. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.06. The Owner Trustee may refrain from taking any action hereunder or under the Note Agreements (other than the giving of notices) if the Bank reasonably concludes that the security and indemnity referred to in Article VII of this Trust Agreement is not, at such time, adequate to cover all liabilities, fees, costs, expenses (including attorneys' fees) and related charges which are likely to be incurred in connection with the taking of such action; provided, however, that the decision of the Owner Trustee to refrain from taking any such action shall not be construed to relieve the Trust of any of its obligations under the Note Agreements.

            5.07. Majority Control. Any instruction, direction or consent which is required to be given by the Owners under this agreement shall mean such instruction, direction or consent given in accordance with Section 10.05 hereof by the Owners holding, in the aggregate, a majority of the Ownership Percentage in the Trust.

                                   ARTICLE VI

                                THE OWNER TRUSTEE

            6.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. The Bank shall not be answerable or accountable under any circumstances, except (i) for its own wilful misconduct or gross negligence,
(ii) for the inaccuracy of any representation or warranty contained in Section
6.02 hereof, (iii) for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section
5.03 hereof, (iv) for any investments made by the Owner Trustee with the Bank in its commercial capacity, or (v) for federal or Delaware taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement or the Note Agreements. In particular, but not by way of limitation:

            (a) The Bank shall not be liable for an error of judgment made in good faith by a responsible officer of the Owner Trustee;

            (b) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Owners;

            (c) No provision of this Agreement shall require the Bank to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the Owner Trustee's rights or powers hereunder, if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) Under no circumstance shall the Bank be liable for any representation, warranty or covenant of the Trust, including, without limitation, any Indebtedness evidenced by any Note, or be obligated to perform any servicing duties with respect to the Trust Property;

            (e) The Bank shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any Collateral or for or in respect of the validity or sufficiency of the Note Agreements, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder, the Depositor or any Owner, other than as expressly provided for herein;

            (f) The Bank shall not be liable or responsible for performing any duties or obligations under this Agreement or the Note Agreements which are not expressly required to be performed by the Owner Trustee under this Agreement; and

            (g) Notwithstanding anything contained herein or in the Note Agreements to the contrary, neither the Bank nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Bank; or (iii) subject the Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Bank or the Owner Trustee, as the case may be, contemplated hereby.

            6.02. Representations and Warranties. (a) The Bank hereby represents and warrants to the Depositor, for the benefit of the Owners, that:

             (i) it has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware and it holds all corporate power and all material franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary under the laws of the State of Delaware to carry on its trust business as now conducted;

            (ii) the execution, delivery and performance by the Bank of this Agreement, and by the Owner Trustee on behalf of the Trust of the Note Agreements, and the acceptance of the Accession Agreement and the issuance of the Notes and the Certificates by the Owner Trustee pursuant to this Agreement are within the corporate power of the Bank, have been or will have been duly authorized by all necessary corporate action on the part of the Bank (no action by its shareholders being required) and do not and will not (A) violate or contravene any statute, law, rule or regulation or any judgment, decree or order binding on the Bank, or (B) conflict with or result in a breach of, or constitute a default under, any provision of the charter or by-laws of the Bank or of any material agreement, contract, mortgage or other instrument binding on the Bank or (C) result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Bank except as expressly contemplated by this Agreement or the Indenture;

          (iii) no consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required by the Bank under Delaware law in connection with (A) the execution, delivery and performance by the Bank of this Agreement or by the Owner Trustee of the Note Agreements, or (B) the acceptance of the Accession Agreement and the issuance of the Notes or the Certificates by the Owner Trustee pursuant to this Agreement, or (C) the consummation by the Owner Trustee of the transactions contemplated hereby (except as may be required by state or federal securities laws);

            (iv) this Agreement has been executed and delivered by its officers who are duly authorized to execute and deliver such document in such capacity on its behalf; and

            (v) it has no present intent to cause a voluntary bankruptcy of the Trust.

            (b) The Depositor hereby represents, warrants and covenants to the Owner Trustee that:

            (i) it has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and it holds all corporate power and all material franchises, grants, authorizations, consents, orders and approvals to carry on its business as now conducted except in those jurisdictions where failure to so qualify would not in the aggregate have a material adverse effect on the financial condition or results of operations of the company;

            (ii) the execution, delivery and performance by the Depositor of this Agreement, acceptance of the Accession Agreement and the issuance of the Notes and the Certificates by and the Grant of the Trust Property to the Owner Trustee pursuant to this Agreement are within the corporate power of the Depositor, have been or will have been duly authorized by all necessary corporate action on the part of the Depositor and do not and will not (A) violate or contravene any judgment, decree or order binding on the Depositor, or (B) conflict with or result in a breach of, or constitute a default under, any provision of the articles of incorporation or by-laws of the Depositor or of any material agreement, contract, mortgage or other instrument binding on the Depositor (or if such a conflict with, breach of or default under any such material agreement, contract, mortgage or other instrument exists or will exist, the enforcement of remedies in respect thereof has been or will be stayed under Title 11 of the United States Code) or (C) result in the creation or imposition of any lien, charge or encumbrance on the Trust Property except as expressly contemplated by this Agreement or the Indenture;

            (iii) this Agreement has been duly executed and delivered by the Depositor and constitutes a legal, valid and binding agreement of the Depositor;

            (iv) upon the sale, assignment or other transfer of any of the Trust Property by the Depositor to the Owner Trustee under this Agreement, the Depositor will have conveyed to the Owner Trustee good title, free and clear of any lien, encumbrance or other interests of others (including without limitation any claim of any creditor of the Depositor or any of its affiliates) of any nature, and the Owner Trustee will have the right to Grant and deliver the Collateral to the Note Trustee in accordance with the Indenture and this Agreement and upon the Grant and delivery of the Collateral by the Owner Trustee to the Note Trustee in the manner contemplated by this Agreement and the Indenture, and assuming the validity and binding effect of the Indenture, the Note Trustee will have obtained a valid first priority security interest therein, prior to all other liens;

            (v) immediately upon the sale or other delivery of any Trust Property to the Trust pursuant to this Agreement and the Purchase and Sale Agreement, the Depositor will make any appropriate notations on its records to indicate that the Trust Property has been transferred to the Trust pursuant to this Agreement, and, to the extent it constitutes Collateral, has been pledged by the Trust to the Note Trustee to secure payment of the Notes issued under the Indenture;

            (vi) it has no present intention to cause a voluntary bankruptcy of the Trust;

            (vii) it will hold itself out to the public under its own name as a separate and distinct entity and will conduct its business so as not to mislead others as to the identity of the entity under which those others are concerned. Without limiting the generality of the foregoing, all oral and written communications, including without limitation, all letters, invoices, contracts, statements and applications will be made solely in the name of the Trust if they are made on behalf of the Trust and solely in the name of the Depositor if they are made on behalf of the Depositor;

            (viii) it will prepare and cause the filing of all Periodic Filings, tax returns and reports of the Trust in accordance with this Agreement and the Note Agreements, and maintain the books and records of the Trust in accordance with Section
      2.03 of this Agreement; and

            (ix) it will disclose in all financial statements that the assets of the Trust are not available to the Depositor's creditors.

            6.03. No Segregation of Moneys; No Interest. Except as otherwise provided herein or in the Indenture or as otherwise directed in writing by the Owners, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and neither the Owner Trustee nor the Bank shall be liable to pay the Owners any interest thereon.

            6.04. Reliance; Employment of Agents and Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the Board of Directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president, treasurer, assistant treasurer, secretary or assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            (b) In its exercise or administration of the trusts and powers hereunder, including any duties or obligations of the Trust under the Note Agreements, the Owner Trustee may, at the expense of the Trust, employ agents and attorneys and enter into agreements with any of them, and the Owner Trustee may delegate to the Servicer the authority to act on its behalf as contemplated by the Servicing Agreement, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee in good faith.

            (c) In the administration of the trusts hereunder or in the performance of the Trust's duties and obligations under any of the Note Agreements, the Owner Trustee may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons selected by the Owner Trustee in good faith.

            6.05. Not Acting in Individual Capacity. Except as expressly provided in this Article VI, in accepting the trusts hereby created, the Owner Trustee acts solely as trustee hereunder and not in the Bank's individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Note Agreements shall look only to the Trust Property for payment or satisfaction thereof.


                                   ARTICLE VII

                            INDEMNIFICATION BY OWNERS

            7.01. Trust Expenses. The Owners shall pay (or reimburse the Bank for) all reasonable expenses of the Owner Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement.

            7.02. Indemnification. As between the Owners and the Bank, the Owners shall be liable for, and shall indemnify the Bank and its successors, assigns, agents and servants, against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Owner Trustee or the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Note Agreement, the Collateral, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that the Owners shall not be required to indemnify the Bank for expenses arising or resulting from any of the matters described in the second sentence of
Section 6.01 hereof. The indemnities contained in this Section 7.02 shall constitute additional Indebtedness hereunder and shall survive the termination of this Agreement. The obligations of the Owners pursuant to this Section 7.02 shall be joint and several (with rights of contribution inter se in proportion to their respective Ownership Percentages).

            7.03. Compensation. The Bank shall receive as compensation for the Owner Trustee's services hereunder a yearly fee equal to $5,000. The Bank shall be compensated reasonably for any extraordinary services rendered by the Owner Trustee hereunder. The Bank shall also be entitled to reimbursement for all reasonable out-of-pocket expenses, disbursements and advances incurred or made in connection with the Owner Trustee's administration of the Trust, including the reasonable compensation and the reasonable expenses and disbursements of its legal counsel and of other persons not regularly in its employ. The compensation and expense reimbursement provided for herein shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

            7.04. Lien on Trust Property. The Bank shall have a lien on and right of set-off against the Trust Property for all compensation, expense reimbursement and indemnity due hereunder, such lien to be subordinate only to liens created by the Indenture; provided, however, that, except with respect to any Trust Property that has been released from the lien of the Indenture, the Bank may not enforce such lien on or right of set-off against the Trust Property until after the satisfaction and discharge of the Indenture pursuant to Section
4.01 of the Indenture.


                                  ARTICLE VIII

                         TERMINATION OF TRUST AGREEMENT

            8.01. Termination of Trust Agreement. (a) This Agreement and the Trust created hereby shall terminate and the Trust Property shall, subject to the Indenture and Section 4.01 hereof, be distributed to the Owners in accordance with their respective Ownership Percentages, and this Agreement shall be of no further force or effect, upon the earlier of (i) the sale or other final disposition by the Note Trustee or the Owner Trustee, as the case may be, of all of the Trust Estate and the Trust Property, as the case may be, and the final distribution by the Note Trustee or the Owner Trustee, as the case may be, of all moneys or other property or proceeds of the Trust Estate and the Trust Property, as the case may be, in accordance with the terms of the Indenture and
Section 4.01 hereof and (ii) 21 years less one day after the death of the survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James; provided that this Agreement shall terminate no later than April 1, 2062. The bankruptcy, death or incapacity of any Owner shall not operate to terminate this Agreement, nor entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Neither the Depositor nor any Owner shall be entitled to revoke the Trust established hereunder.

            (c) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.


                                   ARTICLE IX

                           SUCCESSOR OWNER TRUSTEE AND
                               ADDITIONAL TRUSTEES

            9.01. Resignation of Owner Trustee; Appointment of Successor. (a) The Owner Trustee may resign at any time without cause by giving at least 60 days' prior notice to the Owners, such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under Section 9.01(b) hereof. In addition, the Owners holding in the aggregate a majority Ownership Percentage, may, with the consent of the Note Trustee, at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee, such removal to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 9.01(b) hereof. Subject to the approval of the Note Trustee, in case of the resignation or removal of the Owner Trustee, the Owners shall use their best efforts to appoint a successor Owner Trustee by an instrument signed by Owners holding in the aggregate a majority Ownership Percentage in the Trust. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Owners may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed by the Owners as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed by the Owners as above provided within one year from the date of the appointment by such court.

            (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

            (c) Any successor Owner Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having combined capital and surplus of at least $[50,000,000], if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms; provided, however, that any successor Owner Trustee may not be an affiliate of any Owner.

            (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of
Section 9.01(c) hereof, be the Owner Trustee under this Agreement without further act.

            (e) Upon the happening of any of the events described in this
Section 9.01, the successor Owner Trustee shall cause an amendment to the Certificate of Trust to be filed with the Delaware Secretary of State, in accordance with the provisions of Section 3810 of the Business Trust Statute, indicating the change with respect to the Owner Trustee's identity.

            9.02. Appointment of Additional Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Trust Property may at the time be located, the Owners and the Owner Trustee shall have the power to appoint one or more individuals or corporations either to act as co-trustee, or co-trustees, jointly with the Owner Trustee of all or any part of the Trust Property or to act as separate trustee or separate trustees of all or any part of the Trust Property and to vest in such person or persons, in such capacity, such title to the Trust Property or any part thereof, and such rights, powers, duties, trusts or obligations as the Owner Trustee may consider necessary or desirable, subject to the remaining provisions of this
Section 9.02.

            (b) Unless otherwise provided in the instrument appointing such co-trustee or separate trustee, every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms, namely:

                  (i) The Certificates, the Notes and the Note Agree-ments shall be executed and delivered, and all rights, powers, trusts, duties and obligations by this Agreement conferred upon the Owner Trustee in respect of the custody, control or management of moneys, papers, securities and other personal property, shall be exercised, solely by the Owner Trustee;

                  (ii) All rights, powers, trusts, duties and obligations
            conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Owner Trustee, or by the Owner Trustee and such co-trustee or co-trustees, or separate trustee or separate trustees jointly, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees;

                  (iii) Any request in writing by the Owner Trustee to any
            co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

                  (iv) Any co-trustee or separate trustee to the extent
            permitted by law may delegate to the Owner Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

                  (v) The Owner Trustee at any time, by an instrument in
            writing, with the concurrence of the Owners, may accept the resignation of, or remove, any co-trustee or separate trustee appointed under this Section 9.02. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 9.02;

                  (vi) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

                  (vii) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing executed by the Owners and delivered to the Owner Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee; and

                  (viii) Any moneys, papers, securities or other items of
            personal property received by any such
            co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Owner Trustee to be held pursuant to the terms hereof.

            (c) Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he shall be vested with the estate, right, title and interest in the Trust Property, or portion thereof, and with such rights, powers, duties, trusts or obligations, jointly or separately with the Owner Trustee, all as shall be specified in the instrument of appointment, subject to all the terms hereof. Every such acceptance shall be filed with the Owner Trustee.

            (d) In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the estate, right, title and interest in the Trust Property and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee unless and until a successor co-trustee or separate trustee shall be appointed pursuant to this Section 9.02.


                                    ARTICLE X

                                  MISCELLANEOUS

            10.01. Supplements and Amendments. Until such time as the Indenture has been terminated pursuant to its terms, Section 2.03 of this Agreement may not be amended. Subject to the terms of the Note Agreements, at the unanimous written request of the Owners, this Agreement (other than Section 2.03, Section
8.01 and Section 10.02 hereof and this Section 10.01 which may in no event be supplemented or amended until the Notes have been retired and the Indenture terminated) shall be supplemented and amended by a written instrument signed by the Owner Trustee and the Owners, with the written consent of the Note Trustee, but if in the opinion of the Owner Trustee, any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any of the documents contemplated hereby to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Owner Trustee or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument. Notwithstanding anything to the contrary in this Section, until the time when the Indenture has been executed and delivered, this Agreement may be supplemented and amended by a written instrument signed by the Depositor and Wilmington Trust Company, without the consent of any other person.

            10.02. No Legal Title to Trust Property in Owners. The Owners shall not have legal title to any part of the Trust Property and shall only be entitled to receive distributions with respect to their undivided beneficial interest therein in proportion to their Ownership Percentage pursuant to Section
4.01 hereof. No transfer, by operation of law or otherwise, of any right, title and interest of the Owners in and to their undivided beneficial interests in the Trust Property or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

            10.03. Pledge of Collateral by Owner Trustee Is Binding. The pledge of the Collateral to the Note Trustee by the Owner Trustee made under the Indenture and pursuant to the terms of this Agreement shall bind the Owners and shall be effective to transfer and convey the rights of the Owner Trustee and the Owners in and to such Collateral to the extent set forth in the Indenture. Other than as required by the Indenture, no purchaser or other grantee of the Collateral shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

            10.04. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any person, other than the Bank, Owner Trustee, the Owners and the Note Trustee to the extent expressly provided herein, any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

            10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Owner Trustee, addressed to Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration, or to such other address as the Owner Trustee may have set forth in a written notice to the Owners; and if to an Owner, addressed to it at the address set forth for such Owner in the register maintained by the Owner Trustee. Whenever any notice in writing is required to be given by the Owner Trustee, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

            10.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            10.08. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and each Owner and its successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

            10.09. Headings. Table of Contents and the headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            10.10. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, including all matters of construction, validity and performance.

            10.11. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof.

            10.12. Memorandum of Trust. The Owner Trustee is hereby authorized and empowered from time to time to prepare and to execute on behalf of the Trust a memorandum of trust in such form and summarizing such provisions of this Agreement as may be required by the laws of any jurisdiction and to file and/or record such memorandum of trust in such manner as may be required by the laws of such jurisdiction.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                    WILMINGTON TRUST COMPANY


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:


                                    MID-STATE HOMES, INC.


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

                                                                       Exhibit A


                       [Letterhead of Proposed Transferee]


______________, 1997


Dear Sirs:

            This letter shall constitute our Accession Agreement, as that term is used in the Trust Agreement dated as of _______ __, 1997 as further amended and restated from time to time (the "Trust Agreement"), between Mid-State Homes, Inc., a Florida corporation, as Depositor, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee"). We propose to acquire from [transferor] a ___% Ownership Percentage (as defined in the Trust Agreement) evidencing an undivided ownership interest in Mid-State Trust VI (the "Trust"), a business trust under the laws of the State of Delaware, and to thereby become an Owner of the Trust in accordance with the Trust Agreement.

            The terms capitalized herein shall have the same meanings as in the Trust Agreement unless otherwise defined herein or the context shall otherwise require.

            We hereby represent and warrant to you that:

            1. [the [audited] financial statements, together with the related notes and schedules, if any, enclosed herewith, are our most recent [audited] financial statements and fairly present our financial condition as of the periods specified in conformity with generally accepted accounting principles applied on a consistent basis during such periods, except as may be indicated therein] [our net worth is $__________];

            2. [since the date as of which the [audited] financial statements referred to in the preceding paragraph are given, there has been neither any material adverse change in our net worth determined in accordance with generally accepted accounting principles;] nor any development involving a prospective material adverse change in our net worth;

            3. we have read and are familiar with the terms and conditions of the Trust Agreement, and we understand the rights and obligations of an Owner of the Trust;

            4. we understand that the Certificates [have not been and will not be] registered under the Securities Act of 1933, as amended (the "Securities Act") [for the purpose of a distribution thereof], and are being transferred to us in a transaction that is [exempt from] the registration requirements of the Securities Act;

            5. we have received a copy of the ________________ dated __________ __, relating to the Certificates, and we confirm that any documents annexed thereto or incorporated by reference, and any information we desire concerning the Certificates, the Trust or any other matter relevant to our decision to acquire the Certificate, is or has been made available to us;

            6. we are knowledgeable and experienced in financial and business matters generally and are capable of evaluating the merits and risks of an investment in an Ownership Percentage; we are able to bear the economic risks of an investment in an Ownership Percentage; and [we are an accredited investor as defined in Regulation D under the Securities Act];

            7. the acquisition of an Ownership Percentage by us will not result in any violation of any law, rule or regulation applicable to us, has been duly authorized by all necessary action on our part, will not conflict or result in a breach of or default under any agreement, document or instrument to which we are a party, and does not require any consent, order, approval or authorization, other than those obtained by us;

            8. we are acquiring the Ownership Percentage for our own account or for accounts as to which we exercise sole investment discretion and not with a view to a distribution of our Ownership Percentage; provided, however, that it is understood that we shall retain control over disposition of the Ownership Percentage if such disposition is not in contravention of the Trust Agreement;

            9. we are [not] an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and are [not] using funds of such a plan to acquire a Certificate, and if we are such a plan or are using funds of such a plan to acquire a Certificate, we understand that, prior to the transfer of an Ownership Percentage to us, the Owner Trustee must receive an opinion of counsel that (i) our acquisition of an Ownership Percentage and holding of a Certificate will not involve a "prohibited transaction", as defined in ERISA, for which an exemption is not available and (ii) such transfer will not cause the Owner Trustee to become an ERISA fiduciary with respect to such plan; and

            10. we understand that each Certificate bears and, unless subsequently registered, shall continue to bear, a legend that reads substantially as follows:

"THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, IN A MANNER THAT WILL NOT PERMIT THE FURTHER DISTRIBUTION THEREOF WITHOUT FURTHER COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE TRANSFERRED (INCLUDING PLEDGED BY THE HOLDER HEREOF) EXCEPT IN COMPLIANCE WITH THE ACT. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE WAS ISSUED, INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE, TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT OR IS IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT. IN ADDITION, THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THE OWNER TRUSTEE AND, IF APPLICABLE, OTHER HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST IN THE TRUST CONSENT TO SUCH TRANSFER AND UNLESS OTHERWISE TRANSFERRED IN THE MANNER PROVIDED IN ARTICLE III OF THE TRUST AGREEMENT, AND IN ACCORDANCE WITH THE REQUIREMENTS THEREOF, INCLUDING WITHOUT LIMITATION THE REQUIREMENT THAT THE TRANSFEREE SIGN AND DELIVER TO THE OWNER TRUSTEE AN ACCESSION AGREEMENT IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS AND AGREES TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THE TRUST AGREEMENT, AND THAT THE TRANSFEREE DELIVER TO THE OWNER TRUSTEE CERTAIN FINANCIAL STATEMENTS OR CERTIFICATIONS."

            We hereby also agree that:

            11. the Certificate may be required to be held indefinitely by us unless an exemption from the registration requirements of the Securities Act is available or the registration requirements of the Securities Act are complied with (the Trust not being obligated to register the Certificates under the Securities Act);

            12. we will not transfer or exchange the Certificate unless:

                  (a) the Owner Trustee shall have consented to such transfer or exchange as provided in Section 3.02 of the Trust Agreement and the other conditions to transfer in the Trust Agreement have been satisfied; and

                  (b) either (i) (A) if such transfer or exchange is a sale, the sales price is at least $[250,000]; (B) we do not know and have no reasonable grounds to believe that the transfer or exchange is made to a transferee that cannot truthfully make representations and warranties with respect to itself to substantially the same effect as those set forth herein; and (C) all offers or solicitations in connection with the sale (if a sale), whether directly or through any agent working on our behalf, are limited to transferees that we reasonably believe can make representations and warranties with respect to itself to substantially the same effect as those set forth herein; or (ii) the Certificate is transferred or exchanged pursuant to Rule 144 under the Securities Act after we have held it for more than three years; or (iii) the Certificate is transferred or exchanged in any other transaction exempt from registration under, or in a transaction in compliance with the registration provisions of, the Securities Act;

            13. we will pay to the Owner Trustee all reasonable expenses incurred by the Owner Trustee in connection with the transfer of the Certificate, other than those expenses paid by the transferor including those fees and expenses incurred pursuant to Section 3.02(c) of the Trust Agreement and those fees and expenses of counsel giving any required opinion to the Owner Trustee;

            14. we will not cause or consent to the filing of a petition in bankruptcy against the Trust for any reason until at least one year after payment in full of all the Notes;

            15. we understand that we will not become an Owner until all conditions precedent to Accession have been met and all actions precedent to Accession have been taken pursuant to Section 3.02 of the Trust Agreement; and

            16. we hereby agree to be bound by all of the terms and conditions of the Trust Agreement, including any supplements or amendments thereto, and the Certificate.

            This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware.

                                    Very truly yours,

[Seal]                              [Name of Transferee]
Attest:
                                    By
                                      -------------------------------------
-------------------------------     Name:
Authorized Officer                  Title:


Accepted and Acknowledged this ___ day of ________, 1997.


WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Owner Trustee
of Mid-State Trust VI

By
  -----------------------------
Name:
Title:

THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS IN A MANNER THAT WILL NOT PERMIT A DISTRIBUTION THEREOF WITHOUT FURTHER COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE TRANSFERRED (INCLUDING PLEDGED BY THE HOLDER HEREOF) EXCEPT IN COMPLIANCE WITH THE ACT. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE WAS ISSUED, INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE, TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT OR IS IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT. IN ADDITION, THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS THE OWNER TRUSTEE AND, IF APPLICABLE, OTHER HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST IN THE TRUST CONSENT TO SUCH TRANSFER AND UNLESS OTHERWISE TRANSFERRED IN THE MANNER PROVIDED IN ARTICLE III OF THE TRUST AGREEMENT (REFERENCED BELOW) AND IN ACCORDANCE WITH THE REQUIREMENTS THEREOF, INCLUDING WITHOUT LIMITATION THE REQUIREMENT THAT THE TRANSFEREE SIGN AND DELIVER TO THE OWNER TRUSTEE AN ACCESSION AGREEMENT IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS AND AGREES TO BE BOUND BY ALL THE TERMS AND CONDITIONS OF THE TRUST AGREEMENT, AND THAT THE TRANSFEREE DELIVER TO THE OWNER TRUSTEE CERTAIN FINANCIAL STATEMENTS OR CERTIFICATIONS.

                       CERTIFICATE OF BENEFICIAL INTEREST

                               MID-STATE TRUST VI

            Wilmington Trust Company, a Delaware banking corporation, solely in its fiduciary capacity as trustee (the "Owner Trustee") under the Trust Agreement referenced below and not in its individual capacity, certifies that Mid-State Homes, Inc. is the registered owner (an "Owner") of a 100% undivided ownership interest in a business trust (the "Trust") existing under the laws of the State of Delaware pursuant to a trust agreement dated as of March 1, 1997 as further amended and restated from time to time (the "Trust Agreement"), between Mid-State Homes, Inc. and Wilmington Trust Company.

            The terms capitalized herein shall have the same meaning as in the Trust Agreement unless otherwise defined herein or the context shall otherwise require.

            This Certificate is one of the Certificates referred to in the Trust Agreement and is issued under and subject to the terms and conditions of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the holder of this Certificate, as well as for a statement of the terms and conditions of the Trust created by the Trust Agreement.

            This Certificate and each of the other Certificates issued under the Trust Agreement evidence an undivided beneficial ownership interest and participation in the Trust Property. The holder hereof is entitled to receive, ratably with the holders of the other Certificates, a proportional share (for each Owner, its "Ownership Percentage") of the sums required to be distributed by the Owner Trustee to the Owners pursuant to the terms of the Trust Agreement. The first paragraph of this Certificate indicates the Ownership Percentage of the holder hereof.

            The holder of this Certificate through the execution of the Accession Agreement and by the acceptance hereof, assents to and agrees to be bound by all of the terms and conditions of the Trust Agreement. Without limiting the generality of the foregoing, the holder hereof agrees (i) that it shall be liable, in the manner and amount specified in the Trust Agreement, for all fees, expenses, taxes, indemnity payments and other obligations of the Trust (to the extent not paid out of the Trust Property) other than the Notes and (ii) not to transfer this Certificate except with the requisite consents and otherwise in the manner provided in the Trust Agreement.

            IN WITNESS HEREOF, the Owner Trustee has caused this Certificate to be executed manually on the date hereof by one of its authorized officers.

Dated:                        Wilmington Trust Company,
                              not in its individual capacity,
                              but solely as Owner Trustee
                              of Mid-State Trust VI


                              By:
                                 --------------------------------------
                              Name:
                              Title:

                    SUPPLEMENTAL TRUST AGREEMENT (CORPORATE)


            SUPPLEMENTAL TRUST AGREEMENT (CORPORATE) dated as of _____ __, 1997, by and among MID-STATE HOMES, INC., a corporation duly organized and existing under the laws of the State of Florida ("Beneficiary"), WILMINGTON TRUST COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, not in its individual capacity but solely as trustee under the Trust Agreement referred to below, having its principal offices at Rodney Square North, Wilmington, Delaware 19890 (hereinafter called the "Trustee"), and WILMINGTON TRUST OF FLORIDA, N.A., a national banking association having its principal offices at 900 E. Ocean Blvd., Stuart, Florida 33495 (hereinafter called the "Corporate Trustee");

                              W I T N E S S E T H :

            WHEREAS, the Beneficiary and the Trustee have entered into a Trust Agreement dated as of the date hereof (as the same may be amended or restated from time to time, the "Trust Agreement") creating Mid-State Trust VI, a business trust formed under the laws of the State of Delaware (the "Trust"); terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement; and

            WHEREAS, pursuant to the Trust Agreement, the Purchase and Sale Agreement, security agreements, mortgages, deeds of trust, assignments, pledge agreements and similar documents entered into and to be entered into in connection therewith (such agreements, mortgages, deeds of trust, assignments, pledge agreements and similar documents being hereinafter collectively referred to as the "Trust Documents"), title to certain property will be transferred and conveyed to the Trust, to be held as part of the trust estate of the Trust and certain security interests have been or will be granted by the Trust in property lying, situate and being in numerous jurisdictions throughout the United States, all as more fully described in the Trust Agreement and the Trust Documents; and

            WHEREAS, a corporation having its principal place of business in Florida must be named as a co-trustee to permit the Trustee or such co-trustee to act as such with respect to property located in Florida;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            FOR AND IN CONSIDERATION OF THE PREMISES, it is mutually covenanted and agreed pursuant to the terms of Section 9.02 of the Trust Agreement, that WILMINGTON TRUST OF FLORIDA, N.A. has been, and by these presents is, appointed to serve as a co-trustee to act jointly with the Trustee with respect to all of the property from time to time subject to the Trust Agreement and the Trust Documents and located within the territorial jurisdictions of the State of Florida. It is understood and agreed that (a) the liabilities, duties and responsibilities of the Corporate Trustee shall be limited to the property with respect to which it has been appointed and shall, in every respect, be governed by the terms, provisions, conditions and limitations in the Trust Agreement and the Trust Documents, and (b) the Corporate Trustee shall be entitled to the benefits and protections provided to the Trustee in the Trust Agreement and the Trust Documents. By its execution hereof, the Corporate Trustee accepts the trusts created hereinabove and in the Trust Agreement and the Trust Documents, subject, however, to all the terms, conditions, provisions and limitations herein or therein contained.

            The Beneficiary, its successors and assigns, shall be liable for, and shall indemnify the Corporate Trustee against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Corporate Trustee (whether or not indemnified against by other parties) in any way relating to or arising out of this Supplemental Trust Agreement (Corporate), the Trust Documents, the administration of the trust estate or the action or inaction of the Corporate Trustee hereunder, except only that the Beneficiary shall not be required to indemnify the Corporate Trustee for any of the foregoing arising or resulting from the gross negligence or willful misconduct of the Corporate Trustee in carrying out its obligations hereunder.

            Every power given hereby to, or which it is provided hereby may be exercised by, the Corporate Trustee shall be exercised hereunder by the Corporate Trustee jointly with, or with the consent in writing of, the Trustee, anything herein or in the Trust Agreement contained to the contrary notwithstanding.

            This Supplemental Trust Agreement (Corporate) may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Supplemental Trust Agreement (Corporate) on the day and year first above written.

                                    WILMINGTON TRUST COMPANY,
                                    not in its individual capacity
                                    but solely as Trustee


                                    By:
                                       --------------------------------------
                                    Title:


                                    MID-STATE HOMES, INC.


                                    By:
                                       --------------------------------------
                                    Title:


                                    WILMINGTON TRUST OF FLORIDA, N.A.


                                    By:
                                       --------------------------------------
                                    Title:

                   SUPPLEMENTAL TRUST AGREEMENT (INDIVIDUAL)


            SUPPLEMENTAL TRUST AGREEMENT (INDIVIDUAL) dated as of April __, 1997, by and among Mid-State Homes, Inc., a corporation duly organized and existing under the laws of the State of Florida ("Beneficiary"), WILMINGTON TRUST COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, not in its individual capacity but solely as trustee under the Trust Agreement referred to below, having its principal offices at Rodney Square North, Wilmington, Delaware 19890 (hereinafter called the "Trustee"), and ___________, an individual having an office at One Rodney Square, Wilmington, Delaware 19890 (hereinafter called the "Individual Trustee");

                              W I T N E S S E T H :

            WHEREAS, the Beneficiary and the Trustee have entered into a Trust Agreement dated as of the date hereof (as the same may be amended or restated from time to time, the "Trust Agreement") creating Mid-State Trust VI, a business trust formed under the laws of the State of Delaware (the "Trust"); terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement; and

            WHEREAS, pursuant to the Trust Agreement, the Purchase and Sale Agreement, security agreements, mortgages, deeds of trust, assignments, pledge agreements and similar documents entered into and to be entered into in connection therewith (such agreements, mortgages, deeds of trust, assignments, pledge agreements and similar documents being hereinafter collectively referred to as the "Trust Documents"), title to certain property will be transferred and conveyed to the Trust, to be held as part of the trust estate of the Trust and certain security interests have been or will be granted by the Trust in property lying, situate and being in numerous jurisdictions throughout the United States, all as more fully described in the Trust Agreement and the Trust Documents; and

            WHEREAS, an individual must be named as a co-trustee to permit the Trustee or such co-trustee to act as such with respect to property located in several of such jurisdictions;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            FOR AND IN CONSIDERATION OF THE PREMISES, it is mutually covenanted and agreed pursuant to the terms of Section 9.02 of the Trust Agreement, that ____________________ has been, and by these presents is, appointed to serve as a co-trustee to act jointly with the Trustee with respect to all of the property from time to time subject to the Trust Agreement and the Trust Documents and located within the territorial jurisdictions of the States of [Alabama, Georgia, Kentucky, Illinois, Louisiana, Mississippi, Missouri, Oklahoma and Virginia]. It is understood and agreed that (a) the liabilities, duties and responsibilities of the Individual Trustee shall be limited to the property with respect to which it has been appointed and shall, in every respect, be governed by the terms, provisions, conditions and limitations in the Trust Agreement and the Trust Documents, and (b) the Individual Trustee shall be entitled to the benefits and protections provided to the Trustee in the Trust Agreement and the Trust Documents. By its execution hereof, the Individual Trustee accepts the trusts created hereinabove and in the Trust Agreement and the Trust Documents, subject, however, to all the terms, conditions, provisions and limitations herein or therein contained.

            The Beneficiary, its successors and assigns, shall be liable for, and shall indemnify the Individual Trustee against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against the Individual Trustee (whether or not indemnified against by other parties) in any way relating to or arising out of this Supplemental Trust Agreement (Individual), the Trust Documents, the administration of the trust estate or the action or inaction of the Individual Trustee hereunder, except only that the Beneficiary shall not be required to indemnify the Individual Trustee for any of the foregoing arising or resulting from the gross negligence or willful misconduct of the Individual Trustee in carrying out his obligations hereunder.

            Every power given hereby to, or which it is provided hereby may be exercised by, the Individual Trustee may be exercised hereunder by the Individual Trustee jointly with, or with the consent in writing of, the Trustee, anything herein or in the Trust Agreement contained to the contrary notwithstanding.

            This Supplemental Trust Agreement (Individual) may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Supplemental Trust Agreement (Individual) on the day and year first above written.

                                    WILMINGTON TRUST COMPANY,
                                    not in its individual capacity
                                    but solely as Trustee


                                    By:
                                       --------------------------------------
                                    Title:


                                    MID-STATE HOMES, INC.


                                    By:
                                       --------------------------------------
                                    Title:


                                    [INDIVIDUAL]


                                    -----------------------------------------

                                STATE OF DELAWARE
                                     [LOGO]
                          OFFICE OF SECRETARY OF STATE


            I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST OF "MID-STATE TRUST VI" FILED IN THIS OFFICE ON THE ________________________, A. D. 1997, AT 9 O'CLOCK A.M.


                        *     *     *     *     *     *


                                          --------------------------------
                                          Secretary of State


                                          AUTHENTICATION:
                                                      DATE:

                  CERTIFICATE OF TRUST OF MID-STATE TRUST VI


            THIS Certificate of Trust of Mid-State Trust VI (the "Trust"), dated _____ __, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss.3801 et seq.).

            1. Name. The name of the business trust formed hereby is Mid-State Trust VI.

            2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Delaware 19890.

            IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                   Wilmington Trust Company,
                                   as Trustee


                                   By:
                                      ------------------------------------
                                   Name:
                                   Title: